CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the use in this Amendment No. 1 to the Registration Statement of Charmt, Inc. on Form S-1 of my report dated February 22, 2019, appearing in the Prospectus, which is part of this Registration Statement. I also consent to the reference to the firm under the headings "Experts" in such Prospectus.

Michael T. Studer CPA P.C.

Michael T. Studer CPA P.C.
Freeport, New York
March 29, 2019